UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 28, 2007

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously reported on September 20, 2007, Ariba, Inc. (“Ariba”), its wholly owned subsidiary (“Merger Sub”), Procuri, Inc., a Delaware corporation (“Procuri”), and Insight Venture Partners, LLC, as Stockholders’ Representative, entered into an Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”) whereby Procuri would be merged with and into Ariba or a wholly owned subsidiary of Ariba (the “Merger”).

As previously reported, on October 5, 2007, Ariba filed a permit application for a public fairness hearing before the Commissioner of the California Department of Corporations (the “Commissioner”), in order to rely on an exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended, with respect to the registration of securities issued pursuant to the Merger Agreement.

The purpose of this Form 8-K is to disclose that on November 23, 2007, the Commissioner authorized a hearing to be held at 10 a.m. on December 11, 2007 to consider approval of the terms and conditions of the issuance of securities by Ariba pursuant to the Merger provided that Ariba and Procuri agree to solicit the approval and adoption of the Merger Agreement by holders of a majority of Procuri’s common stock. Assuming the Commissioner issues a permit following the public fairness hearing, immediately thereafter Procuri will begin to solicit stockholder approvals. Ariba expects to close the Merger by the end of the quarter (December 31, 2007) provided certain conditions and approvals are satisfied or waived, including approval by Procuri’s stockholders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and Amendment No. 1 to the Merger Agreement, a copy of which was filed with Ariba’s Form 10-K for the fiscal year ended September 30, 2007.

The information contained in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: November 28, 2007	By:	/s/ James W. Frankola
James W. Frankola Executive Vice President and Chief Financial Officer